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                                                                   EXHIBIT 10.34


                          LOUDEYE TECHNOLOGIES, INC.

                              SERVICES AGREEMENT




                         Dated as of February 15, 2000






[***] CERTAIN INFORMATION ON THIS PAGE(S) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                          LOUDEYE TECHNOLOGIES, INC.

                              Services Agreement
                              ------------------

     This Services Agreement (this "Agreement") is made as of February 15, 2000
                                    ---------
between Loudeye Technologies, Inc., a Delaware corporation with an office at Times Square Building, 414 Olive Way, Suite 300, Seattle, WA 98101(the

"Company"), and Akamai Technologies, Inc., a Delaware corporation with an office
 -------
at 500 Technology Square, Fifth Floor, Cambridge, MA 02139 ("Akamai").
                                                             ------

                                   RECITALS

     WHEREAS, the Company desires to purchase and become a reseller of Akamai's Internet content delivery services;

     WHEREAS, Akamai desires to pursue other joint business efforts with the Company; and

     WHEREAS, the Company and Akamai wish to set forth the terms and conditions upon which the Company and Akamai will conduct business with each other;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the Company and Akamai hereby agree as follows:

                                   ARTICLE I

                                  AGREEMENTS

     1.01  Services.
           --------

          (a) The Company will become a FreeFlow and FreeFlow Streaming customer of Akamai (or its subsidiaries or affiliates) for each commercially available Web site owned or operated by the Company (unless otherwise agreed upon by the parties), including but not limited to the following Web sites: loudeye.com, alive.com, mediaupgrade.com and myslideshow.com. The parties agree to cooperate to cause the Company to become a FreeFlow customer within 60 days after the date of this Agreement and to cause the Company to become a FreeFlow Streaming customer on or before June 1, 2000. With respect to both FreeFlow and FreeFlow Streaming services, the Company shall pay Akamai according to Akamai's prevailing standard and discounted rates, unless the parties mutually agree upon an alternate arrangement, and such services shall be provided to the Company pursuant to Purchaser's standard terms and conditions, which shall be agreed to by the Company. Notwithstanding anything to the contrary herein, the Company's obligations under this Section 1.01(a) shall not extend beyond the Contract Period.

          (b) The Company will promote Akamai's services to its customers and become a reseller of Akamai's services on mutually acceptable terms.

          (c) Notwithstanding anything to the contrary herein, the Company agrees to purchase at least $1,000,000 in the aggregate of services from Akamai pursuant to Sections 1.01(a) and (b) above prior to the first anniversary of the Definitive Agreement Date (as defined in Section 1.04 below) (such one-year period being the "Contract Period"), in minimum amounts
                  ---------------
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of not less than (i) [*] during the first three-month period following the
Definitive Agreement Date, (ii) [*] during the second three-month period following the Definitive Agreement Date and (iii) [*] during the third three-month period following the Definitive Agreement Date. Notwithstanding anything to the contrary herein, the Company's obligations under this Section 1.01 to become a customer of Akamai and to purchase a minimum quantity of services are conditioned on Akamai providing services at a level of quality and on competitive price, payment and other essential terms which are reasonably satisfactory to the Company.

     1.02  Right of First Negotiation.  The Company agrees that during the
           --------------------------
Contract Period Akamai shall be entitled to first review and, at Akamai's option, make a proposal and/or bid with respect to, any and all opportunities to provide hosting, Internet content delivery and/or streaming media services for customers of the Company for which the Company outsources any or all of such services (individually, an "Opportunity," and collectively, "Opportunities"),
                            -----------                      -------------
and the Company agrees to first negotiate with Purchaser in good faith for the provision of such Opportunities. Prior to presenting an Opportunity to a person or entity other than Akamai, the Company shall present such Opportunity to Akamai. Thereafter, Akamai shall have 10 business days (the "First Negotiation
                                                              -----------------
Period") during which it will have exclusive rights to make a proposal, bid
------
and/or negotiate with respect to such Opportunity. During the Contract Period, the Company shall not be permitted to present such Opportunity to a person or entity other than Akamai until the earliest to occur of (i) Akamai's notifying the Company in writing that it does not intend to make a proposal or bid with respect to such Opportunity and (ii) the expiration of the First Negotiation Period.

     1.03  Other Joint Business Efforts.  Purchaser will designate the Company
           ----------------------------
as a preferred vendor for encoding services and for the digital media applications offered by the Company and not internally developed by Purchaser or its affiliates. As part of this commitment, Purchaser will (a) make every reasonable effort to inform the Company of, and to permit the Company to make a proposal and/or bid with respect to, opportunities to provide such services and/or applications to Akamai and its affiliates, (b) promote the Company's services and applications to its customers and become a reseller of the Company's encoding services on mutually acceptable terms and (c) perform a formal assessment of the digital media applications offered by the Company with the view to serving as a reseller of such applications on mutually acceptable terms.

     1.04  Definitive Agreements.  The parties agree to negotiate in good faith
           ---------------------
and to use all reasonable efforts to execute and deliver definitive agreements relating to the arrangements set forth in Sections 1.01(b), 1.01(c) and 1.03 above within 60 days of the date hereof which reflect terms that are reasonably acceptable to both parties. As used herein, the term "Definitive Agreement
                                                       --------------------
Date" shall mean the date of the earliest of such definitive agreements.

     1.05  Publicity.  The parties agree to issue a joint press release
           ---------
announcing this Agreement and the transactions contemplated hereby following execution of this Agreement. Any proposed announcement, press release or other public disclosure concerning this Agreement and/or any of the transactions or relationships contemplated hereby shall be mutually approved by both parties (which approval shall not be unreasonably withheld). Akamai agrees and acknowledges that this Agreement and the transactions contemplated hereby shall be disclosed in the Registration Statement and filed as an exhibit to the first amendment to the Registration Statement following execution hereof.

[***] CERTAIN INFORMATION ON THIS PAGE(S) HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  ARTICLE II

                                 MISCELLANEOUS

     2.01  No Waiver.  No failure or delay on the part of any party to this
           ---------
Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

     2.02  Amendments, Waivers and Consents.  Any provision in this Agreement to
           --------------------------------
the contrary notwithstanding, and except as hereinafter provided, changes in or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the party requesting such change, addition, omission or waiver shall obtain consent thereto in writing from the other party. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     2.03  Addresses for Notices.  All notices, requests, demands and other
           ---------------------
communications provided for hereunder shall be in writing and mailed, faxed or delivered to each applicable party at the address set forth below or at such other address as to which such party may inform the other parties in writing in compliance with the terms of this Section.

If to Akamai: Akamai Technologies, Inc., 500 Technology Square, Fifth Floor, Cambridge, MA 02139, Attention General Counsel, with a copy to: Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, Attention: John H. Chory, Esq.; or at such other address as shall be designated by Akamai in a written notice to the Company complying as to delivery with the terms hereof.

If to the Company: Loudeye Technologies, Inc , Times Square Building, 414 Olive Way, Suite 300, Seattle, WA 98101, Attention: David Bullis, with a copy to:
Venture Law Group, 4750 Carillon Point, Kirkland, WA 98033, Attention: John W. Robertson; or at such other address as shall be designated by the Company in a written notice to Akamai complying as to delivery with the terms hereof.

All such notices, requests, demands and other communications shall, when mailed (which mailing must be accomplished by first class mail, postage prepaid; express overnight courier service; or registered mail, return receipt requested) or transmitted by facsimile, be effective three days after deposited in the mails or upon transmission by facsimile, respectively, addressed as aforesaid, unless otherwise provided herein.

     2.04  Binding Effect; Assignment.  This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the Company and Akamai and their respective heirs, successors and assigns, except that Akamai shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Company.

     2.05  Entire Agreement.  This Agreement and the documents referred to
           ----------------
herein constitute the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

     2.06  Severability.  The provisions of this Agreement are severable and, in
           ------------
the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement, shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     2.07  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the internal laws of the State of Washington without regard to its conflicts of laws principles to the contrary.

     2.08  Headings.  Article, Section and subsection headings in this Agreement
           --------
are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     2.09  Counterparts.  This Agreement may be executed in counterparts, each
           ------------
of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                       LOUDEYE TECHNOLOGIES, INC.

                                       By: /s/ Martin Tobias
                                          ------------------------------
                                       Name:
                                       Title:


                                       AKAMAI TECHNOLOGIES, INC.



                                       By: /s/ Paul Sagan
                                          ------------------------------
                                       Name:
                                       Title:



                                      -3-